                                                                     Exhibit 4.1





                         AMCAST INDUSTRIAL CORPORATION



                                ________________



                                  $60,000,000
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT



                                ________________


                            DATED AS OF JUNE 7, 1995

                               TABLE OF CONTENTS



Section 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 2.  Amount and Terms of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    2.01  Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    2.02  Minimum Amount of Each Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    2.03  Notice of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    2.04  Disbursement of Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    2.05  Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    2.06  Pro Rata Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    2.07  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    2.08  Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    2.09  Increased Costs, Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    2.10  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    2.11  Election Revision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    2.12  Extension of the Revolver Period  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    2.13  Term Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    2.14.  Proceeds; Initial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Section 3.  Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    3.01  Commitment Commission   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    3.02  Voluntary Termination of Commitments  . . . . . . . . . . . . . . . . . . . . . . . .   13
    3.03  Agent's Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Section 4.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    4.01  Voluntary Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    4.02  Method and Place of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    4.03  Net Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Section 5.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    5.01  Conditions to Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    5.02  Conditions to Each Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Section 6.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
    6.01  Information Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
    6.02  Compliance with Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    6.03  Payment of Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    6.04  Inspection of Books and Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    6.05  Maintenance of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    6.06  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    6.07  Preservation of Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . .   18
    6.08  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    6.09  Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    6.10  Consolidation, Merger and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . .   19
    6.11  Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    6.12  Additional Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    6.13  Changes in Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

Section 7.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 8.  Representations, Warranties and Agreement . . . . . . . . . . . . . . . . . . . . .   21
    8.01  Corporate Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    8.02  Corporate Power and Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    8.03  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    8.04  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    8.05  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    8.06  Use of Proceeds; Regulation U   . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    8.07  Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    8.08  Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 9.  Miscellaneous.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    9.01  Payment of Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    9.02  Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    9.03  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    9.04  Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    9.05  No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    9.06  Payments Pro Rata   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    9.07  Calculations; Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    9.08  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    9.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    9.10  Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    9.11  Amendment or Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    9.12  The Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    9.13  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    9.14  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

               AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement"), dated as of June 7, 1995, among AMCAST INDUSTRIAL CORPORATION (the "Company"), an Ohio corporation, the commercial banks listed on the signature pages hereto (each a "Bank" and, collectively, the "Banks") and STAR BANK, NATIONAL ASSOCIATION, acting in the manner and to the extent described in
Section 9.12 (in such capacity, the "Agent").


                                        W I T N E S S E T H :
               WHEREAS, the Banks, the Company and the Agent are parties to a certain Amended and Restated Revolving Credit Agreement dated as of September 30, 1992, (the "Original Agreement"); and

               WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Company the credit facility provided for herein;


               NOW, THEREFORE, IT IS AGREED:

               SECTION 1.  DEFINITIONS

               As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular:

               1.01 "Acquisition" shall mean the purchase or other acquisition of in excess of 5% of the stock (or other evidences of ownership) of any Person or the purchase or acquisition of all or substantially all of the assets of any Person or any division, profit center or other similar subpart of any Person.

               1.02 "Agent" shall have the meaning provided in the first paragraph of this Agreement.

               1.03  "Agent's Fee" shall have the meaning provided in Section
3.03.

               1.04 "Agreement" shall mean this credit agreement as the same may hereafter be modified, supplemented or amended.

               1.05 "Applicable Margin" shall mean at any time with respect to each Fixed Rate Loan, (x) in the case of CD Rate Loans the applicable percentage in excess of the Fixed CD Rate referred to in Section 2.07 and (y) in the case of Eurodollar Loans, the applicable percentage in excess of the Quoted Rate referred to in Section 2.07.

               1.06 "Associate" shall mean any Person which, directly or indirectly, controls or is controlled by or is under common control with another Person and for the purposes of this definition, "control", including "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

               1.07 "Bank" shall have the meaning provided in the first paragraph of this Agreement.

               1.08 "Borrowing" shall mean the incurrence of one Type of Loan or Term Loan from all the Banks on a given date, having in the case of Fixed Rate Loans the same Interest Period, pursuant to Section 2.03.

               1.09 "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of Cincinnati, Ohio a legal holiday or a day on which banking institutions are authorized by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar Market.

               1.10 "Cash Flow" shall mean the Company's Consolidated Net Income plus depreciation and amortization for the four fiscal quarters immediately preceding the date the measurement is calculated.

               1.11 "CD Rate Loan" shall mean a Loan or Term Loan bearing interest at the rates provided in Section 2.07(b).

               1.12 "Certificate of Deposit Rate" shall mean the consensus bid rate determined by the Agent for the bid rates per annum, at approximately 10:00 a.m. (New York time) on the first day of the Interest Period for which such Certificate of Deposit Rate is to be applicable of two or more New York or other money center certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value from the Agent of certificates of deposit in an aggregate amount approximately comparable to the CD Rate Loan of the Agent to which such Certificate of Deposit Rate is to be applicable and with a maturity equal to the Interest Period for such CD Rate Loan.

               1.13 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

               1.14 "Commitment" shall mean, for each Bank, the amount set forth opposite its name in Annex I hereto, as same may be reduced from time to time in accordance with the provisions of this Agreement.

               1.15 "Company" shall have the meaning provided in the first paragraph of this Agreement, PROVIDED that for purposes of Sections 6.06, 7 and 8.08, "Company" shall be deemed to include any member (whether or not incorporated) of a group which the Company or any of its Subsidiaries is a member and which is under common control with the Company or any of its Subsidiaries within the meeting of Section 414(c) of the Code or Section 1301(b) of Title 29 of the United States Code.

               1.16 "Consolidated Capitalization" shall mean the sum of Funded Debt of the Company plus Consolidated Tangible Net Worth.

               1.17 "Consolidated Current Assets" shall mean the current assets of the Company and its Subsidiaries determined on a consolidated basis determined in accord with generally accepted accounting principles consistently applied.

               1.18 "Consolidated Current Liabilities" shall mean the current liabilities of the Company and its Subsidiaries determined on a consolidated basis determined in accord with generally accepted accounting principles consistently applied.

               1.19 "Consolidated Net Income" shall mean for any period the after tax net income determined in accord with generally accepted accounting principles consistently applied, of the Company and its Subsidiaries for such period determined on a consolidated basis.

               1.20 "Consolidated Tangible Net Worth" shall mean at any time the Net Worth of the Company and its Subsidiaries determined on a consolidated basis after deducting therefrom (i) the amount of all intangible items reflected therein, including but not limited to goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-up of assets, any unallocated excess cost of investments in Subsidiaries over equity in underlying net assets at the dates of acquisition, and organizational costs but only to the extent such items are booked by the company after February 26, 1995.

               1.21 "Consolidated Total Assets" shall mean at any time the total assets of the Company and its Subsidiaries determined on a consolidated basis.

               1.22 "Control" shall have the meaning associated to it by generally accepted accounting principles.

               1.23 "Debt" shall mean, with respect to any Person, all indebtedness for borrowed money of such Person which in accordance with generally accepted accounting principles would be shown on the consolidated balance sheet of such Person as a liability; all rental obligations under leases required to be capitalized under generally accepted accounting principles; all guarantees and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire, Debt of others; the principal amount of all Debt of Persons other than Subsidiaries of such Person if such Person is obligated under a Maintenance Agreement with respect to such Persons, not in excess of the amount of any limitation on aggregate cumulative payments under such Maintenance Agreement; and Debt of others secured by any Lien upon property owned by such Person, whether or not assumed; all obligations of such Person in respect of letters of credit (other than letters of credit required by insurers to satisfy worker's compensation bonding requirements), PROVIDED that (i) Debt shall not include lease obligations under operating leases which are not required to be capitalized under generally accepted accounting principles, (ii) Debt shall not include the presently outstanding secured loans in the original principal amount of $700,000 and $350,000 from the City of Fremont, Indiana to WheelTek, Inc., and (iii) Debt shall not include Non-Recourse Debt to the extent (and only to the extent) that such Non-Recourse Debt does not exceed $5,000,000 in the aggregate.

               1.24 "Default" shall mean any event, act or condition which with notice, or lapse of time, or both, would constitute an Event of Default.

               1.25  "Designated Party" shall have the meaning provided in
Section 7(f).

               1.26  "Effective Date" shall have the meaning provided in
Section 5.01.

               1.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               1.28 "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

               1.29 "Eurodollar Loan" shall mean any Loan or Term Loan bearing interest at the rates provided in Section 2.07.

               1.30  "Event of Default" shall have the meaning provided in
Section 7.

               1.31 "Expiry Date of the Revolver Period" shall mean the earlier of the occurrence of an Event of Default or March 31, 1998, unless extended as provided in Section 2.12 hereof, or, if such Day is not a Business Day, the immediately preceding Business Day.

               1.32 "Expiry Date" of the Term Loan Period shall mean the earlier of the occurrence of an Event of Default or April 1, 2000 unless the term period is extended as a result of the extension of the Revolver Period as provided in Section 2.12 hereof or, if such Day is not a Business Day, the immediately preceding Business Day.

               1.33 "Fixed CD Rate" shall mean, with respect to each Interest Period, the sum (rounded up to the nearest 1/100 of 1% of (i) the rate obtained by dividing (x) the Certificate of Deposit Rate for such Interest Period by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable during such Interest Period to a negotiable certificate of deposit in excess of $100,000 with a maturity equal to such Interest Period of any member bank of the Federal Reserve System, PLUS (ii) the then daily net annual assessment rate as estimated by the Agent for determining the current maximum annual assessment payable by the Banks to the Federal Deposit Insurance Corporation for insuring such certificates of deposit.

               1.34 "Fixed Rate Loan" shall mean and include any CD Rate Loan and any Eurodollar Loan.

               1.35 "Funded Debt" shall mean all short and long term interest bearing debt, including but not limited to, all amounts outstanding under this Agreement and the Company's short term bank lines, original issue discount debt and capitalized leases.

               1.36 "Interest Determination Date" shall mean each date for the determination of the Quoted Rate or the Certificate of Deposit Rate, as the case may be, for any Interest Period (i.e., two Business Days' prior to the first day of the Interest Period, in the case of the Quoted Rate, and the first day of the Interest Period, in the case of the Certificate of Deposit Rate).

               1.37  "Interest Period" shall have the meaning specified in
Section 2.08.

               1.38 "Interim Maturity Date" shall mean each date other than the Expiry Date on which Loans mature.

               1.39 "Investment" shall mean any investment made after February 26, 1995 including, but not limited to (i) any investments in real estate, (ii) any investments Joint Ventures (iii) any investments in Subsidiaries, and (iv) any investments in Persons which, by the nature of such investments, do not transmit Control of the relevant Person to the Company.

               1.40 "Joint Venture" shall mean any association with one or more Persons to undertake a commercial or business enterprise.

               1.41 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

               1.42  "Loan" shall have the meaning specified in Section 2.01.

               1.43 "Maintenance Agreement" shall mean any agreement, contingent or otherwise, pursuant to which a Person, with respect to Debt of any Person other than a Subsidiary of such Person, obligates itself directly or indirectly (i) to purchase such Debt or any property constituting security therefor; (ii) to advance or supply funds (x) for the purchase or payment of such Debt, or (y) to maintain working capital or any other balance sheet or income statement condition, or otherwise to advance or make available funds for the purchase or payment of such Debt; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt of the ability of such Person to make payment of the Debt; or

(iv) otherwise to assure (other than through a direct guarantee of such Debt) the owner of such Debt against loss in respect thereof.

               1.44 "Margin Stock" shall have the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve System.

               1.45 "Net Worth" of a Person shall mean the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, and any other account which, in accordance with generally accepted accounting principles, constitutes stockholders' equity, LESS, treasury stock.

               1.46 "Non-Recourse Debt" shall mean Debt of Amcast Industrial Financial Services, Inc. evidenced by a Lien wherein liability is limited to the security without any liability of the Company or its Subsidiaries (other than Amcast Industrial Financial Services, Inc.) for any deficiency.

               1.47  "Note" shall have the meaning specified in Section 2.05(a).

               1.48  "Notice of Borrowing" shall have the meaning provided in
Section 2.03.

               1.49 "Notice Office" shall have the meaning provided in Section 2.03.

               1.50 "Original Agreement" shall have the meaning provided in the first WHEREAS clause hereof.

               1.51  "Payment Office" shall have the meaning provided in
Section 2.04.

               1.52 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

               1.53 "Person" shall mean and include any individual, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

               1.54 "Plan" shall mean any multiemployer plan, multiple employer plan or single employer plan maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes, as the context may require.

               1.55 "Prime Lending Rate" shall mean the rate which the Agent announces from time to time at its principal office as its prime rate for domestic unsecured commercial loans.

               1.56 "Prime Rate Loan" shall mean any Loan or Term Loan bearing interest at the rates provided in Section 2.07(a).

               1.57 "Quarterly Payment Date: shall mean the last Business Day of each March, June, September and December of each year commencing June 30, 1995.

               1.58 "Quoted Rate" shall mean the rate obtained by dividing (i) the offered quotation to banks rated (for short term obligations) AA or higher by Standard and Poor's Corporation in the interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent with maturities comparable to the Interest Period for which a Quoted Rate determined with reference to such offered rate will apply as of 10:00 a.m.
(New York time) two Business Days prior to the commencement of such Interest Period by (ii) a percentage equal to 100% minus the maximum stated rate of all reserve requirements as specified in Regulation D including, without limitation, any marginal, emergency, supplemental, special or other reserves, that would be applicable to any member bank of the Federal Reserve System during such Interest Period in respect of eurocurrency or eurofunding lending or liabilities.

               1.59 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

               1.60  "Reportable Event" shall mean any event set forth in
Section 4043(b) of ERISA (with respect to which the 30 day notice requirement has not been waived by PBGC).

               1.61 "Required Banks" as of a particular date shall mean Banks having a least 100% of the Total Commitment.

               1.62 "Restricted Margin Stock" shall mean at any time for determination thereof all of the Margin Stock owned by the Company to the extent the value of such Margin Stock does not exceed 25% of the Consolidated Total Assets subject to the provisions of Sections 6.09 and 6.10.

               1.63 "Roll-Over Borrowing" shall mean a Borrowing of Loans or Term Loans on any Interim Maturity date wherein the aggregate principal amount of the Loans or Term Loans being incurred equals or is less than the aggregate principal amount of the Loans or Term Loans maturing on the date of such Borrowing.

               1.64 "Subsidiary" shall mean any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company directly or indirectly through Subsidiaries. The term "Subsidiaries" shall not be construed to include Casting Technology Company, a partnership in which the Company is a general partner.

               1.65 "Term Loan" shall be any loan made pursuant to the provision of Section 2.13 hereof.

               1.66  "Term Loan Repayment" shall have the meaning specified in
Section 2.13

               1.67 "Term Note" shall have the meaning specified in Section 2.05(c).

               1.68 "Total Commitment" shall mean $60,000,000, as such amount may be reduced from time to time pursuant to Section 3.02.

               1.69 "Total Debt" shall mean the Debt of the Company and its Subsidiaries determined on a consolidated basis.

               1.70 "Type" shall mean any type of Loan, I.E., whether a Prime Rate Loan, a CD Rate Loan or a Eurodollar Loan.

               1.71 "Unrestricted Margin Stock" shall mean all of the Margin Stock of the Company and its Subsidiaries which is not Restricted Margin Stock.

               1.72 "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

               Section 2.  AMOUNT AND TERMS OF CREDIT.

               2.01 COMMITMENTS. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees at any time and from time to time prior to the Expiry Date of the Revolver Period (all capitalized terms used herein shall have the meaning specified therefor in Section 1 unless otherwise defined herein) to make loans (each a "Loan" and collectively the "Loans") to the Company, which Loans (x) shall, at the option of the Company, be either Prime Rate Loans, CD Rate Loans or Eurodollar Loans, provided that all Loans made pursuant to the same Borrowing shall be of the same Type, (y) may be repaid and reborrowed in accordance with the provisions hereof and (z) shall not exceed in aggregate principal amount at any time outstanding such Bank's Commitment.

               2.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing hereunder shall (x) in the case of Fixed Rate Loans, be not less than $2,500,000 and (y) in the case of Prime Rate Loans, be not less than $1,000,000 and, in each case, if greater, shall be in an integral multiple of $500,000.

               2.03 NOTICE OF BORROWING. (a) Whenever the Company desires to make a Borrowing (including a Roll-Over Borrowing) hereunder, it shall give written notice (or telephonic notice, confirmed in writing) to the Agent at its office located at 425 Walnut Street, Cincinnati, Ohio 45201 (the "Notice Office") no later than (x) Noon (Cincinnati time) on the date of Borrowing in the case of each Prime Rate Loan to be made hereunder, (y) 10:30 A.M. (Cincinnati time) on the date of Borrowing in the case of each CD Rate Loan to be made hereunder and (z) noon (Cincinnati time) on the second Business Day preceding the date of Borrowing in the case of each Eurodollar Loan to be made hereunder. Each such notice (each a "Notice of Borrowing") shall specify (x) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (y) the date of Borrowing (which shall be a Business Day), and (z) whether the Loans or Term Loans being made pursuant to such Borrowing are to be initially maintained as Prime Rate Loans, CD Rate Loans or Eurodollar Loans and the Interest Period to be applicable thereto. The Agent shall promptly give each Bank telephonic notice (confirmed in writing) of the proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing. If any Bank requests that Notices of Borrowing requesting CD Rate Loans or Eurodollar Loans be given by the Company at times earlier than those set forth above, the Company shall comply with such request, provided that such earlier times shall not be earlier than the third Business Day preceding the date of the Borrowing.

               (b) Unless the Company shall have given the Agent (x) a Notice of Borrowing requesting that Loans or Term Loans be made on any Interim Maturity Date or (y) written or telephonic notice (confirmed in writing) prior to Noon (Cincinnati time) on such Interim Maturity Date of the Company's intent not to incur Loans or Term Loans on such date, the Company shall be deemed to have requested that the Banks make Prime Rate Loans to the Company on such Interim Maturity Date. Such Prime Rate Loans or Term Loans deemed requested by the Company shall be in an aggregate principal amount equal to the aggregate principal amount of the Loans made by the Banks maturing on such Interim Maturity Date.

               2.04 DISBURSEMENT OF FUNDS. No later than Noon (Cincinnati time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata portion of the Borrowing requested to be made on such date in U.S. dollars and in immediately available funds, at the office (the "Payment Office") of the Agent located at 425 Walnut Street, Cincinnati, Ohio 45201 and the Agent will make available to the Company at its Payment Office the aggregate of the amounts so made available by the Banks, provided that each Bank shall apply the proceeds of each Roll-Over Borrowing to the payment of the Loans or Term Loans maturing on the date of such Roll-Over Borrowing. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of the borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent (x) in the case of the Banks, at the overnight Federal Funds rate in effect from time to time and (y) in the case of the Company, the interest rate applicable to the Loans or Term Loans made pursuant to such Borrowing. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder.

               2.05 NOTES. (a) The Company's obligation to pay the principal of, and interest on, all the Loans made by each Bank shall be evidenced by a promissory note (each a "Note" and collectively the "Notes) duly executed and delivered by the Company substantially in the form of Exhibit A1 hereto with blanks appropriately completed in conformity herewith. The Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Effective Date, (ii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Loans evidenced thereby, (iii) mature on the expiration of the Interest Period applicable to each Loan evidenced thereby, (iv) bear interest as provided in the appropriate clauses of
Section 2.07 in respect of the Prime Rate Loans, the CD Rate Loans and the Eurodollar Loans, as the case may be, evidenced thereby and (v) be entitled to the benefits of this Agreement. Each Bank shall maintain internal records showing each Loan made by it hereunder and each principal payment thereon with such information available to the Company as the Company may from time to time request.

               (b) Although each Note shall be dated the Effective Date, interest in respect thereof shall be payable only for the periods during which Loans are outstanding thereunder. In addition, although the stated amount of each Note shall be equal to each Bank's Commitment, such Note shall be enforceable with respect to the Company's obligation to pay the principal amount thereof only to the extent of the unpaid principal amount of the Loans outstanding thereunder at the time such enforcement shall be sought.

               (c) The Company's obligation to pay principal of, and interest on, all the Term Loans made by each Bank shall be evidenced by a promissory note (each a "term Note" and collectively the "Term Notes") duly executed and delivered by the Company to each Bank at the Expiry Date of the Revolver Period, and substantially in the form of Exhibit A2 attached hereto with blanks appropriately completed in conformity herewith. The Term Note issued to each Bank shall (i) be payable to the order of such Bank and dated as of the Revolving Period Expiry Date, (ii) be in a stated principal amount equal to such Bank's pro-rata share of all outstanding Term Loans of any Type and be payable in the principal amount of the Term Loans evidenced thereby (subject at all times to the payment schedule set forth in Section 2.12 of the Agreement),
(iii) bear interest and provide for Roll-Over borrowings as stated in the appropriate clauses of Sections 2.07 and 2.12 in respect of the Prime Rate Loans, CD Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, and (iv) be entitled to the benefits of this Agreement. Each Bank shall maintain internal records showing each Term Loan made by it hereunder and each term Loan Repayment thereon, and make such information available to the Company as the Company may from time to time request.

               (d) Each Term Note shall be dated as of the Revolving Period Expiry Date, interest in respect thereto shall be payable only for the periods during which Term Loans are outstanding thereunder. Although the stated amount of each term Note shall be equal to each Bank's Commitment as of the Revolving Period Expiry Date, such Term Note shall be enforceable with respect to the Company's obligation to pay the principal amount thereof only to the extent of the unpaid principal amount of Term Loans outstanding thereunder at the time such enforcement shall be sought.

               2.06 PRO RATA BORROWINGS. Except as otherwise specifically contemplated by this Agreement, all Loans and Term Loans under this Agreement shall be made by the Banks simultaneously and in such amount as necessary so that after giving effect thereto, to the extent possible, the outstanding Loans and Term Loans of each Bank shall bear the same proportion to all outstanding Loans and Term Loans of all Banks as such Bank's Commitment bears to the Total Commitment. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans and Term Loans hereunder and that each Bank shall be obligated to make the Loans and Term Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Commitment hereunder. The aggregate Commitments of all Banks shall never exceed the Total Commitment.

               2.07 INTEREST. The Company agrees to pay interest in respect to the unpaid principal amount of each CD Rate Loan and/or Eurodollar Loan from the date the proceeds thereof are made available to the Company in accord with the following schedule:

               In any fiscal quarter when the Company's financial statements delivered in accord with Section 6.01(a) or (b) shows that the Company's ratio of Funded Debt to Cash Flow is


Ratio of Funded Debt to Cash    The relevant CD rate plus:          The relevant Quoted Rate for
Flow:                                                               each Eurodollar Loan plus:
Less than 1.75:1.0                        0.5000%                             0.3750%

Equal to or greater than 1.75:1.0,        0.6250%                             0.5000%
but equal to or less than 3.5:1.0

Greater than 3.5:1.0                      0.7500%                             0.6250%



               Interest rates shall be increased or decreased in accord with the above schedule as of the next proceeding fiscal quarter end by all Banks as of the quarterly or annual financial statement date upon all CD Rate Loans and/or Eurodollar Rate Loans which were then outstanding, regardless of whether such CD Rate Loans and/or Eurodollar Rate Loans remain outstanding at the time the ratio of Funded Debt to Cash Flow is recalculated.

               (a) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan or Term Loan shall bear interest at a rate per annum equal to greater (i) of 1% per annum in excess of the Prime Lending Rate or (ii) the interest rate in effect at the time of maturity of the relevant Loan or Term Loan in effect from time to time, provided that no Loan or Term Loan shall bear interest after maturity at a rate per annum less than the rate of interest applicable thereto at maturity.

               (b) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (x) in respect of each Prime Rate Loan, quarterly in arrears on each Quarterly Payment Date, and (y) in respect of each Fixed Rate Loan, on the last day of each Interest Period applicable to such Loan or Term Loan and on any prepayment (on the amount prepaid), and in the case of all Loans or Term Loans, at maturity (whether by acceleration or otherwise), and after such maturity, on demand.

               (c) The Agent, upon determining the Fixed CD Rate or Quoted Rate for any Interest Period shall promptly notify the Company and the other Banks thereof by telephone (confirmed in writing).

               2.08 INTEREST PERIODS. At the time it gives any Notice of Borrowing, the Company shall have the right to elect, by giving the Agent written notice (or telephonic notice confirmed in writing), the interest period (each an "Interest Period") applicable to the Loans being requested by such Notice of Borrowing, which Interest Period shall (x) in the case of CD Rate Loans be either a 30, 60, 90 or 180 day period, (y) in the case of Eurodollar Loans shall be either one, two, three, or six month period provided in each case that such six month period is then available to the Banks and (z) in the case of Prime Rate Loans shall be a period from one to 360 days, provided that:

                 (i) The Interest Period for any Loan or Term Loan shall commence on the date of such Loan or Term Loan;

                (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

               (iii) No Interest Period in respect of any Loan shall extend beyond the Expiry Date for the Revolver Period in the case of a CD Rate, Eurodollar or Prime Rate Loan or the Expiry Date for the Term Loan Period in the case of a Term Loan.

                (iv) No Interest Period shall extend beyond any date upon which the Loans or Term Loans (or any portion thereof) are required to be paid pursuant to the Notes, Term Notes and/or Agreement, unless the aggregate principal amount of Loans or Term Loans which have Interest Periods which will expire on or before the date on which principal payments are required under the Notes, Term Notes and/or the Agreement, is equal to or in excess of the amount of such payment or payments.

               2.09  INCREASED COSTS, ILLEGALITY, ETC.

               (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties but, with respect to the following clause (i), shall be made only after consultation with the Company and the Agent):

                          (i) on any date for determining the Quoted Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

                          (ii) at any time, that by reason of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Fixed CD Rate or the Quoted Rate, as the case may be) and/or (y) in the case of Eurodollar Loans, other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market, the Quoted Rate or Fixed CD Rate, as the case may be, shall not represent the effective pricing to such Bank for funding or maintaining the affected Fixed Rate Loan; or

                          (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market; then, and in any such event, such Bank shall on such date give notice (by telephone confirmed in writing) to the Company and to the Agent of such determination. Thereafter (x) in the case of clauses
                    (i) and (ii), the Company shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to cause such Bank to receive interest with respect to its affected Fixed Rate Loan at a rate per annum which shall be equal to the effective pricing to such Bank to make or maintain such Fixed Rate Loan plus the Applicable Margin (a written notice as to additional amounts owed such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto) and
                    (y) in the case of clause (iii), take one of the actions specified in Section 2.09(b) as promptly as possible and, in any event, within the time period required by law.

               (b) At any time that any of its Fixed Rate Loans is affected by the circumstances described in Section 2.09(a), the Company may (and in the case of a Fixed Rate Loan affected pursuant to Section 2.09(a)(iii) shall) either (x) if the affected Fixed Rate Loan is then being made pursuant to a Notice of Borrowing, cancel said Notice of Borrowing or convert said Notice of Borrowing into one requesting Prime Rate Loans by giving the Agent telephonic notice (confirmed in writing) thereof on the same date that the Company was notified by a Bank pursuant to Section 2.09(a), or (y) if the affected Fixed Rate Loan or Loans are then outstanding, upon at least three Business Days' written notice to the Agent and the affected Bank, require the affected Bank to convert each Fixed Rate Loan so affected into a Loan or Term Loan or Loans or Term Loans of a different Type, provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this
Section 2.09(b).

               (c) If any Bank determines at any time that any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Company shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 2.09(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.09(c), will give prompt written notice thereof to the Company, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 2.09(c); provided however that the Borrower shall have no obligation to pay any such amount with respect to any day prior to the 180th day prior to demand by such Bank.

               2.10 COMPENSATION. The Company shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Fixed Rate Loans to the extent not recovered by such Bank in connection with the re-employment of such funds), which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Fixed Rate Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn),
(ii) if any prepayment of any of its Fixed Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto, (iii) if any prepayment of any of its Fixed Rate Loans is not made on the date specified in a notice of prepayment given by the Company, or (iv) as a consequence of (x) any other default by the Company to repay its Fixed Rate Loans when required by the terms of this Agreement or (y) an election made by the Company pursuant to
Section 2.09(b).

               2.11 ELECTION REVISION. At any time (x) after the Company has given the Agent a Notice of Borrowing in respect of Fixed Rate Loans and (y) prior to 10:30 a.m. (Cincinnati time) on the Interest Determination Date in respect of the Interest Period applicable to such Fixed Rate Loans, the Company shall have the right to notify the Agent and each Bank (by telephone, confirmed in writing) that it no longer elects to incur such Fixed Rate Loans. Pursuant to such notice, the Company shall, withdraw such Notice of Borrowing or, at its option, convert such Notice of Borrowing into one requesting Prime Rate Loans in equal principal amount. No amounts shall be payable pursuant to Section
2.10 as a result of any withdrawal or conversion effected in compliance with this Section 2.11.

               2.12 EXTENSION OF THE REVOLVER PERIOD. The Company shall have the option to request an extension of the Expiry Date of the Revolver Period for two additional periods of one year each.

               (a) The exercise of the option for the first of such one-year extensions cannot become effective until one year after the effective date of this agreement. The exercise of the option for the second of such one year extensions cannot become effective until two years after the effective date of this agreement. In no event can any extension become effective on any date which would result in the then remaining term of this agreement exceeding five years.

               (b) The Company shall give written notice of the request to extend, addressed to the Agent Bank as described in Section 9.03 of the Agreement, no later than ninety (90) days in advance of the date on which the Company intends for such extension to become effective and ninety (90) days prior to the Expiry Date of the Revolver Period or extended Expiry Date of the Revolver Period in effect immediately prior to the exercise of the option to extend. Notwithstanding anything to the contrary contained herein such extension shall only become effective if 100% of the Banks agree.

               (c) The Banks agree to provide written acceptance or rejection of the Company's proposed extension within 45 days of the date of the Company's notice.

               (d) In the event that the Company exercises an option to extend the Expiry Date of the Revolver Period, as provided herein above, the Expiry Date of the Term Loan Period shall be automatically extended for an equal period.

               2.13 TERM LOAN. At the Expiry Date of the Revolver Period assuming no Event of Default or situation which, with the passage of time, would evolve into an Event of Default if not remedied within the applicable grace period, has occurred or is ongoing, the Company may elect to convert all Loans then outstanding to a Term Loan or Term Loans. If the Company elects not to convert all Loans to Term Loans at the Expiry Date of the Revolver Period, any such Loans not converted shall be immediately due and payable. At such time the Total Commitment shall be reduced to an amount equal to the aggregate amount so converted to a Term Loan or Term Loans and the Commitment of each Bank shall likewise be ratably reduced and all Term Loans initiated thereafter by the Company shall be considered Roll-Over Borrowings. Upon each repayment by the Company of a Term Loan (each a "Term Loan Repayment"), whether partial or in full, whether contractually required by this Agreement or voluntarily made by the Company, the Total Commitment will be reduced on the date of such Term Loan Repayment and the Commitment of each Bank shall likewise be ratably reduced. Interest is to be calculated and paid on Term Loans in a similar manner as set forth in Section 2.07, provided that the rates set forth in Section 2.07 shall each be increased by one eighth of one percent (0.125%) for all Term Loans outstanding during the Term Loan Period. At the minimum, the Company agrees to make Term Loan Repayments as follows:

    (a)  The first day of the seventh month
         following the Expiry Date of the
         Revolver Period                                    15% of outstanding balance is due

    (b)  The first day of the thirteenth month
         following the Expiry Date of the
         Revolver Period                                    15% of  outstanding balance is due

    (c)  The first day of the nineteenth month
         following the Expiry Date of the
         Revolver Period                                    35% of  outstanding balance is due

    (d)  The first day of the twenty-fifth month
         following the Expiry Date of the Revolver
         Period                                             All outstanding Term Loans are due and
                                                            payable


               2.14 PROCEEDS; INITIAL LOANS. The proceeds of the initial Loan made by the Banks hereunder will be applied to pay in full the outstanding principal indebtedness under the Original Agreement. On the Effective Date, the Company will pay in full all of its outstanding indebtedness owing under the Original Agreement (including all interest and fees accrued to date) and upon such payment the Original Agreement (other than the provisions thereof which by their terms continue after termination pursuant to Section 9.13 of the Original Agreement) shall terminate and cease to be in force and effect and each Bank shall promptly return to the Company the notes issued thereunder.

               Section 3.  COMMITMENTS.

               3.01 COMMITMENT COMMISSION. The Company agrees to pay to the Agent for pro rata distribution to each Bank a commitment commission ("Commitment Commission") for the period commencing on the Effective Date to and including the Expiry Date of the Revolver Period (or such earlier date as the Total Commitment shall have been terminated) computed at a rate equal to 3/20 of 1% per annum on the daily average unutilized portion of the Total Commitment. The Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Expiry Date of the Revolver Period or upon such earlier date as the Total Commitment shall be terminated.

               3.02 VOLUNTARY TERMINATION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice, confirmed in writing) to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Company shall have the right, without premium or penalty, to terminate the unutilized portion of the Total Commitment in whole or in part, in increments of $5,000,000, or if greater in integral multiples of

$1,000,000, PROVIDED that any such reduction shall apply proportionately to the Commitment of each of the Banks.

               3.03 AGENT'S FEE. The Company agrees to pay the Agent for its own account a fee (the "Agent's Fee") for the period commencing on the Effective Date to and including the Expiry Date of the Term Loan Period (or such earlier date as the Total Commitment shall have been terminated) computed at a rate equal to 3/25 of 1% per annum the Commitment (as it was on the Effective Date) of the Agent. Accrued Agent's Fee shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Expiry Date of the Term Loan Period or upon such earlier date as the Total Commitment shall be terminated.

               Section 4.  PAYMENTS.

               4.01 VOLUNTARY PREPAYMENTS. The Company shall have the right to prepay the Loans or Term Loans in whole or in part, without premium or penalty (but subject to Section 2.10) from time to time on the following terms and conditions: (i) the Company shall give the Agent at the Notice Office at lease three Business Days, in the case of a prepayment of Fixed Rate Loans or by 12:00 Noon (Cincinnati time) on the date of prepayment, in the case of a prepayment of Prime Rate Loans, prior written notice (or telephonic notice confirmed in writing) of its intent to prepay the Loans or Term Loans, the amount of such prepayment and what Types of Loans or Term Loans are to be prepaid and the Borrowing(s) pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of not less than $2,500,000 in the case of Fixed Rate Loans, or $1,000,000 in the case of Prime Rate Loans or in each case, if greater, in an integral multiple of $1,000,000, PROVIDED that no partial prepayment of Fixed Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans or Term Loans made pursuant to such Borrowing to an amount less than $2,500,000; and (iii) each prepayment in respect of any Loans or Term Loans made pursuant to a Borrowing shall be applied pro rata among such Loans or Term Loans. It is understood that each prepayment of Fixed Rate Loans shall be subject to Section 2.10.

               4.02 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent for the ratable account of the Banks not later than Noon (Cincinnati time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

               4.03 NET PAYMENTS. If any payment required to be paid by this Agreement (or by any Note) with respect to any Eurodollar Loan is or will be subject to any present or future income, withholding or similar tax or government levy (but not including taxes on or measured by the net income of a Bank pursuant to the laws of the jurisdictions where such Bank's principal office or offices or lending office or offices are located), the payment shall be grossed up so that the amount actually paid is not less than the payment otherwise specified herein (or in any Note) to be paid in the absence of any
such tax or levy.   Each Bank shall promptly furnish to the Company all
receipts or other evidence of such tax or levy. In the event that the Banks receive notice of the existence of such tax or levy prior to the date on which interest or penalties for late payment of such tax or levy would be imposed, the Banks shall promptly give notice of such tax or levy to the Company so that the Company receives notice of such tax or levy in time to allow the Company to pay such tax or levy without interest or penalty. Such failure to notify will not remove the obligation of Company with regard to the original tax or levy, however, if any penalty or interest is incurred as a result of the failure of the Banks to provide such notice in the time specified the Banks shall bear the cost of such interest or penalty.

               Section 5.  CONDITIONS PRECEDENT.

               5.01 CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective as of June 7, 1995 or such date (the "Effective Date") on which all of the following conditions have been satisfied, which ever is later:

               (a) NOTES. The Company shall have executed and delivered to each Bank, the appropriate Note in the amount, maturity and as otherwise provided herein against delivery of the promissory notes delivered pursuant to the Original Agreement.

               (b) NO DEFAULT; ETC. On the Effective Date and after giving effective to the effectiveness of this Agreement (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any document, certificate or financial or other statement delivered in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of such time.

               (c) OFFICER'S CERTIFICATE. The Agent shall have received a certificate dated the Effective Date, and signed by a duly authorized officer of the Company stating that the conditions set forth in Section 5.01(b) exist as of such date.

               (d) OPINION OF COUNSEL. The Agent shall have received from Denis G. Daly, Vice President & Secretary of the Company, an opinion addressed to each of the Banks and dated the Effective Date covering the matters set forth in Exhibit B hereto and such other matters incident to the transactions contemplated herein as any Bank may reasonably request.

               (e) CORPORATE PROCEEDINGS. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

               5.02 CONDITIONS TO EACH LOAN. The obligation of each Bank to make each Loan hereunder is subject, at the time of the making of each Loan (except as hereinafter indicated), to the satisfaction of the following conditions, with the making of each Loan (including any Loan made pursuant to a Roll-Over Borrowing) constituting a representation and warranty by the Company that the conditions specified in Sections 5.02(a) and (b) below are then satisfied:

               (a) NO DEFAULT. At the time of the making of each Loan and after giving effect thereto, there shall exist no Default or Event of Default.

               (b) REPRESENTATIONS AND WARRANTIES. At the time of the making of each Loan and after giving effect thereto, all representations and warranties (except, in the case of a Roll-Over Borrowing, the representations and warranties contained in Section 8.04 and the last sentence of Section 8.05 hereof) contained herein or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of such time.

                 (c) SUBSEQUENT LEGAL OPINIONS. If, at the time of the making of any Loan, the Required Banks shall have reasonably requested same, the Agent shall have received from the counsel of the Company referred to in
Section 5.01(d) or such other counsel for the Company (who shall be reasonably satisfactory to the Agent) an opinion in form and substance satisfactory to the Agent, addressed to the Banks and dated the date of such Loan, and covering such of the matters as the Required Banks may reasonably request.

               Section 6.  COVENANTS.

               The Company and Banks agree that the financial covenants set forth in Section 6.11, 6.12 and were arrived at based on accounting rules, methods and principles, and Federal tax laws, rules and regulations in effect and applicable to the Company as of the date of this Agreement. If, at any time during which the Total Commitment has not been permanently terminated or permanently reduced to zero, a change occurs or is instituted in the accounting rules, regulations or principles, Federal tax laws, rules or regulations applicable to the Company which materially affects (either adversely or constructively) the aforementioned financial covenants, the Banks, the Company and the Agent shall hereby agree that some or all of those financial covenants set forth in Section 6.11, 6.12 and of the Agreement, in whole or in part, shall be renegotiated in good faith by all parties to this Agreement. Notwithstanding the above, the Company covenants and agrees that, so long as this Agreement is in effect and until the Loans, Notes and Term Notes, together with interest, Commitment Commission and all other obligations incurred hereunder are paid in full:

               6.01 INFORMATION COVENANTS. The Company will furnish to the Agent Bank:

               (a) within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, five copies of the consolidated statements of financial condition of the Company as at the end of such quarterly period and the related consolidated statements of operations, shareholder's equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants) and with the prior year and certified by the chief financial officer of the Company subject to customary year-end audit adjustments;

               (b) within 90 days after the close of each fiscal year of the Company, five copies of the consolidated statements of financial condition of the Company as at the end of such fiscal year and the related consolidated statements of operations, shareholders equity and cash flows for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants) and with the prior year and accompanied by an opinion relating thereto of Ernst & Young or other independent certified public accounts of recognized standing selected by the Company;

               (c) at the time of the delivery of the financial statements required by Section 6.01(b), a certificate of the independent public accountants stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence any Default or Event of Default or, if in the opinion of such accountants any Default or Event of Default exists, the certificate shall state its nature and the length of time it has existed;

               (d) at the time of the delivery of the financial statements required by Section 6.01(a) and (b) a certificate of the chief financial officer of the Company to the effect either that such officer is aware of no Default or Event of Default or, if he is aware that any Default or Event of Default exists, specifying the nature thereof, its period of existence and the action that is proposed to be taken with respect thereto and also setting forth the calculations required to establish whether the Company was in compliance with the provisions of Sections 6.11, and 6.12, as at the end of such fiscal period;

               (e) within five business days after the Company obtains knowledge thereof, notice of (x) any event which constitutes a Default or Event of Default (such notice to specify the nature thereof, the period of existence thereof and the action that is proposed to be taken with respect thereto) and
(y) any litigation or governmental proceeding pending against the Company or any Subsidiary which might materially and adversely affect the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

                 (f) promptly, copies of all regular and periodic financial and other reports, if any, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor;

                 (g) promptly upon the execution after the Effective Date of any Maintenance Agreements, and any amendments or modifications thereto or waivers thereof, by the Company or a Subsidiary, written notice thereof; and

               (h) from time to time, and promptly upon each request, such other information or documents as any Bank may reasonably request.

               6.02 COMPLIANCE WITH LAW. The Company will comply, and will cause each of its Subsidiaries to comply, with all laws, rules and regulations relating to their respective businesses, other than laws, rules and regulations the failure to comply with which and the sanctions and penalties resulting therefrom, when taken together with the failure to comply with all other laws, rules and regulations and the sanctions and penalties resulting therefrom, would not have a material adverse effect on the operations, business, property, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, PROVIDED that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings.

               6.03 PAYMENT OF CHARGES. The Company will pay and discharge when due, and will cause each of its Subsidiaries to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon its property or assets, PROVIDED that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

               6.04 INSPECTION OF BOOKS AND ASSETS. The Company will allow, and will cause each of its Subsidiaries to allow, any representative of any Bank to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often, as the Banks deem appropriate, but in no event more frequently than once each calendar quarter, except, in the event the Company is in default under the provisions of Section 7(c) of this Agreement the Bank shall be free to conduct such examinations at such times as the Banks reasonably deem appropriate .

               6.05 MAINTENANCE OF RECORDS. The Company will keep, and will cause each of its Subsidiaries to keep, at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs, and the Company will, and will cause each of its Subsidiaries to, provide reasonable protection against loss or damage to such books of record and account.

               6.06 ERISA. As soon as possible and, in any event, within 30 days after the Company or a Subsidiary knows or has reason to know that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred, or an application may be or has been made to the Secretary of the Treasury for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, that proceedings may be or have been instituted to terminate a Plan, or that the Company, a Subsidiary or an ERISA Affiliate will or may incur any liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, the Company will deliver to the Banks a certificate of one of its officers setting forth details as to such occurrence and the action, if any, which the Company or the Subsidiary is required or proposes to take, together with a copy of any notices required or proposed to be filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC or the plan administrator with respect thereto. Upon the request of any Bank, the Company will furnish to the Banks a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports or any notices required to be delivered to the Banks under this
Section 6.06 shall be delivered no later than 30 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC or received by the Company or the Subsidiary.

               6.07 PRESERVATION OF CORPORATE EXISTENCE. Subject to Section 6.10, the Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and duly procure all necessary renewals and extensions thereof and use, and cause each Subsidiary to use, its best efforts to maintain, preserve and renew all of its rights, powers, privileges and franchises which in the opinion of the Board of Directors or senior management of the Company continue to be advantageous to the Company and its Subsidiaries.

               6.08 INSURANCE. The Company will insure and keep insured, and cause each Subsidiary to insure and keep insured, to a reasonable amount with financially sound and reputable insurance companies, so much of their respective properties as companies engaged in a similar business and to the extent such companies in accordance with good business practice customarily insure properties of a similar character against loss by fire and from other causes. The Company shall give the Banks prompt written notice of its inability or failure to continue to maintain its insurance coverage at the levels in effect on June 7, 1995.

               6.09 LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, assume or incur, directly or indirectly, any Lien on any of its properties or assets (other than Unrestricted Margin Stock) whether now owned or hereafter acquired except:

                     (i) Liens incurred in the ordinary course of business not in connection with the borrowing of money or the obtaining of credit and which do not in the aggregate materially impair the use of the property or assets covered thereby in the operation of the Company's business,

                     (ii) pledges or deposits to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real or personal property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and pledges or deposits made in the ordinary course of business for similar purposes.

                     (iii) Liens on any property hereafter acquired which are created simultaneously with such acquisition or within 90 days thereafter to secure the purchase price thereof, provided that the indebtedness secured thereby does not exceed the cost to the Company or the relevant Subsidiary of such property.

                     (iv) Liens on property acquired pursuant to an Acquisition which existed at the time of such Acquisition, PROVIDED that the Debt secured by such Liens is not increased after the date of such Acquisition,

                     (v) Liens existing on the property of another Person on the date such Person becomes a Subsidiary or whose assets are acquired by Amcast as a result of an Acquisition, PROVIDED that the Debt secured by such Liens is not increased after the date of such Acquisition, and

                     (vi) Liens on existing property created in connection with the industrial development bond financing of newly acquired property which is used in connection with such existing property to the extent (and only to the extent) required by law.

               6.10 CONSOLIDATION, MERGER AND SALE OF ASSETS. The Company will not, nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) assets constituting (in the aggregate) 25% or more of the value of the Company's Consolidated Total Assets (as determined in accordance with generally accepted accounting principles consistently applied) (other than Unrestricted Margin Stock provided that any sale of Unrestricted Margin Stock shall be made for cash consideration equal to the fair value of the Unrestricted Margin Stock sold or otherwise disposed of at the time of such sale or disposition), PROVIDED that (i) the Company may enter into a merger transaction if it is the surviving entity and no Default or Event of Default would result therefrom and (ii) any Subsidiary may merge into, or sell, convey, lease or otherwise dispose of any or all of its property to, the Company, another Subsidiary or any Person that after giving effect to the foregoing shall constitute a Subsidiary, PROVIDED that no Default or Event of Default would result therefrom; and (iii) the Company shall have the right to sell, merge, or otherwise dispose of all or any part of the assets of its Stanley G. Flagg & Co. division or to cease in whole or in part operations of the Stanley
G. Flagg & Co. division and deal with the assets of such division, and/or the proceeds from the sale of such assets, for accounting purposes as the Company shall determine in accord with generally accepted accounting principles consistently applied. Such action with regard to Stanley G. Flagg & Co. shall not be included in the calculation of the 25% limit referred to in this Section 6.10.

               6.11 TANGIBLE NET WORTH. The Company will maintain as at the end of each fiscal quarter of the Company Consolidated Tangible Net Worth of not less than $90,000,000 plus 25% of the company's cumulative Consolidated Net Income (to the extent said Net Income is greater than zero) since September 1, 1994, to be measured at the end of each fiscal quarter.

               6.12 ADDITIONAL DEBT. The Company will not, and will not permit any Subsidiary to, create, assume, incur or guarantee any Debt except
(i) Debt incurred under this Agreement, (ii) any Debt which is outstanding as of February 26, 1995, as shown on Exhibit D hereto and (iii) any other Debt if after giving effect to the creation, incurrence, assumption or guarantee thereof, Debt would not exceed 60% of Consolidated Capitalization.

               6.13 CHANGES IN BUSINESS. The Company and its Subsidiaries will not enter into any business which is substantially different from that presently conducted by them. In the context of this Paragraph 6.14 "substantially different" shall mean outside of the metal working or processing businesses.

               Section 7.  EVENTS OF DEFAULT.

               Upon the occurrence of any of the following specified events (each an "Event of Default") and so long as such Event of Default shall continue unremedied:

               (a) PRINCIPAL. The Company shall default in the payment of any principal of the Loans or Term Loans when due; or

               (b) INTEREST AND COMMITMENT COMMISSION. The Company shall default in the payment of interest in respect of any Loan or Term Loans or any Commitment Commission or other amounts payable under this Agreement and such default shall continue unremedied for five Business Days; or

               (c) REPRESENTATIONS; ETC. Any representation, warranty or statement made by the Company herein or in any document, certificate or financial or other statement delivered in connection herewith shall prove to be untrue in any material respect on the date as of which made; or

               (d) CERTAIN COVENANTS. The Company shall default in the due performance or observance by it of any term, covenant or agreement to be performed or observed pursuant to Section 6 (other than Sections 6.01 through 6.08) and such default shall continue for a period of five days after the Company has knowledge or should have knowledge, of such default; or

               (e) OTHER COVENANTS. The Company shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in paragraphs (a) through (d) of this Section 7, inclusive) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the Company shall have become aware of the existence of such default; or

               (f) DEFAULT UNDER OTHER AGREEMENTS. The Company or any of its Subsidiaries (each a "Designated Party") shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other indebtedness the total outstanding obligations, including any and all interest and fees accrued to the date of default the aggregate amount, of which was at least $5,000,000.00 at the time of the default, for borrowed money of, or guaranteed by, such Designated Party, or any Designated Party shall default in the performance or observance of any obligation or condition with respect to any such other indebtedness (except for a default arising under any restrictive provision relating to any sale, pledge or other disposition of Unrestricted Margin Stock contained in any lending agreement to which any Bank or "affiliate" thereof (as defined in Regulation U) is a party) if the effect of such default (after giving effect to any applicable grace period) is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity or any such indebtedness shall become due prior to its maturity; or

               (g) LITIGATION. A judgment or judgments for the payment of money, if the aggregate amount involved is at least $1,000,000 in excess of the amount of all insurance applicable thereto, shall be entered against any Designated Party, and such judgment or judgments shall remain unsatisfied or unstayed for a period of 45 days; or

               (h) BANKRUPTCY; ETC. Any Designated Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case in commenced against any Designated Party and the petition is controverted but is not dismissed within 60 days after the commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Designated Party or any Designated Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Designated Party or there is commenced against any Designated Party any such proceeding which remains undismissed for a period of 60 days or any Designated Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Designated Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Designated Party makes a general assignment for the benefit of creditors; or any corporate action is taken by any Designated Party for the purpose of effecting any of the foregoing; or

               (i) ERISA. A Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is or shall have been terminated or the subject of termination proceedings under ERISA, or the Company or a Subsidiary or an ERISA Affiliate has incurred a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which in the reasonable opinion of the Required Banks, will have a material adverse effect upon the business, operations or the financial condition of the Company and its Subsidiaries taken as a whole; or

               (j) OWNERSHIP. The outstanding capital stock of all classes of the Company entitled, at the time, to voting power of 25% or more, in the aggregate, for the election of the Company's directors is owned, or

               (k) QUALIFIED OPINIONS. Any fiscal year end statement submitted to the Banks pursuant to Section 6.01(b) shall be accompanied by a qualified opinion (6.01(b)).

                    In the event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Company, take either or both of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against the Company:
(i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; or (ii) declare the principal of and any accrued interest in respect of the Loans, and all obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, PROVIDED that, if an Event of Default specified in clause (h) shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Agent to the Company, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.

               Section 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENT.

               In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein, the Company makes the following representations, warranties and agreements which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

               8.01 CORPORATE STATUS. The Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the State of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which the failure so to qualify would have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

               8.02 CORPORATE POWER AND AUTHORITY. The Company has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and the Notes and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its Articles of Incorporation or Code of Regulations) to authorize the execution, delivery and performance of this Agreement and the Notes. This Agreement has been duly executed and delivered by the Company and constitutes, and the Notes when executed and delivered by the Company pursuant hereto will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

               8.03 NO VIOLATION. Neither the execution, delivery or performance by the Company of this Agreement or the Notes, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Articles of Incorporation or the Code of Regulations of the Company.

               8.04 LITIGATION. There are no actions, suits or proceedings pending or, to the best of the knowledge of the Company, threatened against or affecting the Company or any Subsidiary before any court or before any governmental or administrative body or agency the outcome of which is likely to have a material and adverse effect upon the operations, business, property or assets or financial condition of the Company and its Subsidiaries taken as a whole. A listing of the Company's significant litigation is attached as Exhibit E.

               8.05 FINANCIAL STATEMENTS. The audited consolidated statement of financial condition of the Company at August 31, 1994, and the related consolidated statements of operations, shareholders equity and cash flows of the Company for the fiscal year ended on said date heretofore furnished to the Banks present fairly the consolidated financial condition of the Company at the date of said statements of financial condition and the consolidated results of the operations of the Company for said fiscal year. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since February 26, 1995, there has been no material adverse change in the operations, business, property or assets of, or in the condition (financial or otherwise ) of, the Company and its Subsidiaries taken as a whole.

               8.06 USE OF PROCEEDS; REGULATION U. The proceeds of the Loans and Term Loans will be used only for general corporate purposes, including, without limitation, any Acquisition. No part of the proceeds of any Loan or Term Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or X of the Board of Governors of the Federal Reserve Board.

               8.07 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of this Agreement or the Notes, or (ii) the legality, validity, binding effect or enforceability of this Agreement or the Notes.

               8.08 COMPLIANCE WITH ERISA. The Plans are in substantial compliance with ERISA, no Plan is insolvent or in reorganization, no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, neither the Company nor a Subsidiary nor an ERISA Affiliate has incurred any material liability (including any material contingent liability) to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4201 or 4204 of ERISA, no proceedings has been instituted to terminate any Plan, and no other condition exists which, in any case described in the foregoing clauses, presents a material risk to the Company or a Subsidiary of incurring a material liability to or on account of a Plan pursuant to ERISA.
It is understood that the representations set forth in this Section 7.08 (other than with respect to any liability under Section 4201 or Section 4204 of ERISA) to the extent applicable to multiemployer plans shall be made to the best of the Company's knowledge after reasonable inquiry.

               Section 9.  MISCELLANEOUS.

               9.01 PAYMENT OF EXPENSES; ETC. The Company shall: (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses in connection with the preparation, execution, delivery and enforcement of this Agreement, the Notes, the documents and instruments referred to herein and any amendment, waiver or consent relating hereto or thereto (including, without limitation, the reasonable fees and disbursements of special counsel for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and to save each Bank from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes and (iii) to indemnify the Agent and each Bank from and hold each of them harmless against any and all losses, liabilities, claims, damages, or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding related to any Acquisition effected or proposed to be effected by the Company with the proceeds of the Loans or the Company's entering into and performance of this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or in connection with any proceeding brought against the Person to be indemnified by a security holder of such Person based on the rights afforded such security holder solely in its capacity as such).
In addition, the Company shall not be liable under Section 9.01(iii) with respect to claims directly arising out of any settlement made without its consent (which consent shall not be unreasonably withheld) in any action other than one arising out of a tender offer.

               9.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or to any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Bank under this Agreement and the Notes, including (without limitation) all claims of any nature or description arising out of or connected with this Agreement and the Notes, irrespective of whether or not such Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

               9.03 NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement or the Notes, addressed to such party at its address set forth opposite its signature below, or at such other address as any of the parties hereto may hereafter notify the others in writing.

               9.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder without the prior written consent of the Banks.

               (b) Any Bank may (i) assign its rights and its obligations under this Agreement upon notice to and with the prior written consent of the Company, which consent shall not be unreasonably withheld, and (ii) may sell participations in (without the consent of the Company) any of its rights or interest hereunder or in its Note, to another financial institution. In the case of an assignment, upon the notice and consent described above, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Bank hereunder and the holder of a Note and, if the assignee has expressly assumed, for the benefit of the Company, the assignor Bank's obligations hereunder, such assignor Bank shall be relieved of its obligations hereunder to the extent of such assignment and assumption. In the case of a participation, the participant shall not have any rights under this Agreement or any Note or any other document delivered in connection herewith (the participant's rights against such Bank in respect of such participation to be those set forth in the Agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company under Sections 2.09, 2.10 and 4.03 hereof or otherwise shall be determined as if such Bank had not sold such participation.

               9.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Company, the Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under a Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company, the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

               9.06 PAYMENTS PRO RATA. Each of the Banks agrees that if it should receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under this Agreement or the Notes, or otherwise) in respect of any obligation of the Company hereunder or under the Notes of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of principal, interest, Commitment Commission or any other obligation incurred hereunder, as the case may be, then owed and due to such Bank bears to the total amount of principal, interest, Commitment Commission, or any such other obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Company to such Banks in such amount as shall result in a proportional participation by all of the Banks in the aggregate unpaid amount of principal, interest, Commitment Commission, or any such other obligation, as the case may be, owed to all of the Banks, PROVIDED that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

               9.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except for such changes as are disclosed in such financial statements or in the notes thereto and are concurred in by the independent certified public accountants. Except as otherwise specifically provided in this Agreement, all computations pursuant to Section 6 through
Section 9 shall utilize accounting
principles in conformity with those used in the preparation of the financial statements referred to in Section 8.05.

               (b) All computations of interest and Commitment Commission hereunder shall be made on the actual number of days elapsed over a year of 360 days.

               9.08 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with and be governed by the law of the State of Ohio.

               9.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counter parts shall be lodged with the Company and the Agent.

               9.10 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               9.11 AMENDMENT OR WAIVER. This Agreement may not be amended, changed, waived, discharged or terminated without the written consent of each of the Banks and the Company.

               9.12 THE AGENT. The Banks hereby designate the Agent to act as specified herein and in Exhibit C hereto, the terms of which exhibit are hereby incorporated by reference as if set forth herein at length.

               9.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 9.01, and in paragraph 6 of Exhibit C annexed hereto shall survive the execution and delivery of this Agreement and the Notes and Term Notes and the making and repayment of the Loans and Term Loans hereunder.

               9.14 CONFIDENTIALITY. Each Bank shall keep confidential all information which is non-public or confidential or proprietary in nature, disclosed or furnished to such Bank by the Company pursuant to Sections 6.01 or 604 hereof or otherwise, and shall not, without the prior written consent of the Company, disclose in any manner whatsoever, in whole or in part, any of such information to any Person, except that such Bank shall be permitted to disclose any of such information (i) to any regulatory agency having jurisdiction over such Bank in connection with such agency's regulatory function, (ii) otherwise as required by law or court order or in connection with any investigation, action or proceeding arising out of the transactions contemplated by this Agreement and (iii) to any prospective assignee, transferee or participant provided that, prior to such disclosure, such assignee, transferee or participant enters into a confidentiality agreement with the Company the terms of which are no less restrictive than this Section 9.14.

                        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:
-------
7887 Washington Village Drive                      AMCAST INDUSTRIAL CORPORATION
Dayton, Ohio  45459

                                                   By  __________________________
                                                       Title:  President


425 Walnut Street                                  STAR BANK, NATIONAL ASSOCIATION.
Location 8160                                      Individually and as Agent
Cincinnati, Ohio  45201

                                                   By: __________________________
                                                       Title:


Kettering Tower                                    BANK ONE, DAYTON, NA
40 North Main Street
P.O. Box 1103
Dayton, OH  45401-1103
                                                   By:  _________________________
                                                       Title:


1301 East 9th Street                               FIRST NATIONAL BANK OF CHICAGO
Suite 250
Cleveland, Ohio  44114-1824
                                                   By  __________________________
                                                       Title:


611 Woodward Avenue                                NBD Bank
Detroit, Michigan  48220

                                                   By: __________________________
                                                       Title:


34 North Main Street                               SOCIETY NATIONAL BANK
Dayton, Ohio  45401-1103

                                                   By: __________________________
                                                       Title:

                                                               ANNEX I
                                                              (SEE SECTION 1.14)



BANK                                                                     COMMITMENT
----                                                                    -----------
STAR BANK, NATIONAL ASSOCIATION                                     $    14,000,000

BANK ONE, DAYTON NA                                                      14,000,000

THE FIRST NATIONAL BANK OF CHICAGO                                        9,000,000

NBD BANK                                                                  9,000,000

SOCIETY NATIONAL BANK                                                    14,000,000
                                                                         ----------

                        Total Commitment                                $60,000,000
                                                                        ===========

                                                               EXHIBIT A
                                                              (SEE SECTION 2.05)


                                      NOTE


$_______________________________                               Cincinnati, Ohio
                                                          ___________, 19___


                        FOR VALUE RECEIVED, AMCAST INDUSTRIAL CORPORATION an Ohio corporation (the "Company"), hereby promises to pay to the order of ____________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of STAR BANK, NATIONAL ASSOCIATION (the "Agent") located at 425 Walnut Street, Cincinnati, Ohio 45201 (i) the principal amount of each Loan made by the Bank pursuant to, and as defined in the Agreement referred to below on the last day of the Interest Period (as defined in the Agreement) applicable thereto and (ii) on March 31, 1998 the principal sum of _________ dollars ($________) or, if less, the unpaid principal amount of all Loans made by the Bank pursuant to the Agreement.

                        The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

                        This Note is one of the Notes referred to in the Credit Agreement dated as of June 7, 1995 among the Company, the Bank and the other banking institutions party thereto (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof.

                        In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                        The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                        This Note shall be construed in accordance with and be governed by the law of the State of Ohio.


                                 AMCAST INDUSTRIAL CORPORATION


                                 By ___________________________________________

                                 Title  _______________________________________

                                                            EXHIBIT B
                                                           (SEE SECTION 5.01(D))



                       OPINION OF COUNSEL FOR THE COMPANY



               The opinion of Denis G. Daly, counsel for Amcast Industrial Corporation (the "Company") referred to in Section 4.01(d) of the Credit Agreement (the "Agreement") to which this Exhibit B is attached shall cover the matters set forth in paragraphs 1 through 5 below; except as otherwise defined herein, terms used herein and defined in the Agreement shall be used herein as so defined.

               1. The Company (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged.

               2. The Company has the corporate power to execute, deliver and carry out the terms and provisions of the Agreement and the Notes and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its Articles of Incorporation or Code of Regulations) to authorize the execution, delivery and performance of the Agreement and the Notes. The Agreement and the Notes have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

               3. Neither the execution, delivery or performance by the Company of the Agreement or the Notes, nor the consummation of the transactions therein contemplated, nor compliance with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule or regulation, or of any order, writ, injunction or decree of any court or governmental instrumentality known to such counsel or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) and Lien upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument known to such counsel to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Articles of Incorporation or Code of Regulations of the Company.

               4. Except as set forth in Exhibit E to the Agreement, a copy of which is attached hereto, to the best of the knowledge of such counsel after due inquiry, there are no actions, suits or proceedings pending or threatened against or affecting the Company before any court or before any governmental or administrative body or agency the outcome of which might materially and adversely affect the operations, business, property or assets or the financial condition of the Company and its Subsidiaries taken as a whole.

               5. To the best of counsel's knowledge after due inquiry, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of the Agreement or the Notes, or (ii) the legality, validity, binding effect or enforceability of the Agreement or the Notes.

               We express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio and the federal laws of the United States of America.

                                    Very truly yours,



                                    Denis G. Daly
                                    Vice President, Legal Affairs & Secretary

                                                      EXHIBIT C
                                                     (SEE SECTION 9.12 AND 9.13)



                              THE AGENT AGREEMENT
                              -------------------

               1. APPOINTMENT. The Banks hereby designate STAR BANK, NATIONAL ASSOCIATION, as Agent to act as herein specified. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

               2. NATURE OF DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.

               3. LACK OF RELIANCE ON THE AGENT. Independently and without reliance upon the Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company in connection with the making and the continuance of the Loans hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Company, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Notes or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes, or the financial condition of the Company, or the existence or possible existence of any Default or Event of Default.

               4. CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks.

               5. RELIANCE. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

               6. INDEMNIFICATION. To the extent the Agent is not reimbursed and indemnified by the Company, the Banks will reimburse and indemnify the Agent, in proportion to their respective aggregate Commitments to lend under this Agreement, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suites, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

               7. THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder as any other Bank or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Banks", Required Banks", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

               8. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

               9. RESIGNATION BY THE AGENT. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the Assignment at any time by giving 15 Business Days' prior written notice to the Company and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of resignation, the Banks shall appoint a successor Agent hereunder who shall be reasonably satisfactory to the Company and shall be an incorporated bank or trust company.

               (c) If a successor Agent shall not have been so appointed within said 15 Business Day period, the Agent, with the consent of the Company, shall then appoint a successor Agent who shall serve as Agent hereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

               (d) If no successor Agent has been appointed pursuant to clause (b) or (c) by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

                                          STAR BANK, NATIONAL ASSOCIATION
                                          Individually and as "AGENT"


                                          By:  ________________________________

                                          Title:  ______________________________


                                          BANK ONE, DAYTON, NA

                                          By:  ________________________________

                                          Title:  _____________________________


                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By:  ________________________________

                                          Title:  _____________________________


                                          NBD BANK


                                          By:  ________________________________

                                          Title:  _____________________________


                                          SOCIETY NATIONAL BANK


                                          By:  ________________________________

                                          Title:  _____________________________

                                                               EXHIBIT D
                                                              (SEE SECTION 6.12)



                                      DEBT
                                      ----

$20 Million Senior Note Agreement, due June 5, 1996, 9.32%, between Amcast Industrial Corporation and Principal Mutual Life Insurance Company, dated May 1, 1986, as amended. Annual principal payments of $2,857,143 starting June 5, 1990.

$10 Million Senior Note Agreement, due September 15, 1999, 9%, between Amcast Industrial Corporation and Principal Mutual Life Insurance Company, dated September 1, 1989, as amended. Annual principal payments of $1.5 million in 1990 and 1991, and $875,000 thereafter.

Loan Agreement by and between the City of Fayetteville, Arkansas, and Amcast Industrial Corporation, dated as of December 1, 1991, for $5,050,000 City of Fayetteville, Arkansas, variable/fixed rate demand Industrial Development Revenue Refunding Bonds, Series 1992. Principal payable at maturity, December 1, 2004. Supported by a letter of credit issued by Bank One, Dayton, NA.

Loan Agreement between City of Elkhart, Indiana, and Elkhart Products Corporation, dated as of February 1, 1988, for $2,050,000, Economic Development Revenue Refunding Bonds, Series 1988. Annual principal payments $125,000 in 1992 and $175,000 thereafter. Maturity February 1, 2003. Supported by a letter of credit issued by Bank One, Columbus, NA.

Loan Agreement between The Town of Fremont, Indiana and WheelTek, Inc., an Indiana corporation, dated November 20, 1990, for $350,000, 5%, due December 15, 1997. Principal payable annually.

Bank loans under short-term credit facilities provided by the banks participating in the revolving credit agreement.

                                      NOTE
                                      ----

$14,000,000                                                    Cincinnati, Ohio
                                                               June 7, 1995



               FOR VALUE RECEIVED, AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay to the order of BANK ONE, DAYTON, NA (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of STAR BANK, NATIONAL ASSOCIATION (the "Agent") located at 425 Walnut Street, Cincinnati, Ohio 45201
(i) the principal amount of each Loan made by the Bank pursuant to, and as defined in the Agreement referred to below on the last day of the Interest Period (as defined in the Agreement) applicable thereto and (ii) on March 31, 1998 the principal sum of FOURTEEN MILLION dollars ($14,000,000) or, if less, the unpaid principal amount of all Loans made by the Bank pursuant to the Agreement.

               The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

               This Note is one of the Notes referred to in the Credit Agreement dated as of June 7, 1995 among the Company, the Bank and the other banking institutions party thereto (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof.

               In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

               The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

               This Note shall be constructed in accordance with and be governed by the law of the State of Ohio.

                                        AMCAST INDUSTRIAL CORPORATION


                                        By:  _______________________________

                                        Title:  ______________________________

                                      NOTE
                                      ----

$14,000,000                                                    Cincinnati, Ohio
                                                               June 7, 1995



               FOR VALUE RECEIVED, AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay to the order of STAR BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of STAR BANK, NATIONAL ASSOCIATION (the "Agent") located at 425 Walnut Street, Cincinnati, Ohio 45201
(i) the principal amount of each Loan made by the Bank pursuant to, and as defined in the Agreement referred to below on the last day of the Interest Period (as defined in the Agreement) applicable thereto and (ii) on March 31, 1998 the principal sum of FOURTEEN MILLION dollars ($14,000,000) or, if less, the unpaid principal amount of all Loans made by the Bank pursuant to the Agreement.

               The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

               This Note is one of the Notes referred to in the Credit Agreement dated as of June 7, 1995 among the Company, the Bank and the other banking institutions party thereto (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof.

               In case an Event of Default (as defined in the Agreement) shall occur and be continuing the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

               The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

               This Note shall be construed in accordance with and be governed by the law of the State of Ohio.

                                        AMCAST INDUSTRIAL CORPORATION


                                        By:  ________________________________

                                        Title:  _______________________________

                                      NOTE
                                      ----

$9,000,000                                                    Cincinnati, Ohio
                                                              June 7, 1995

               FOR VALUE RECEIVED, AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of STAR BANK, NATIONAL ASSOCIATION (the "Agent") located at 425 Walnut Street, Cincinnati, Ohio 45201
(i) the principal amount of each Loan made by the Bank pursuant to, and as defined in the Agreement referred to below on the last day of the Interest Period (as defined in the Agreement) applicable thereto and (ii) on March 31, 1998 the principal sum of NINE MILLION dollars ($9,000,000) or, if less, the unpaid principal amount of all Loans made by the Bank pursuant to the Agreement.

               The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

               This Note is one of the Notes referred to in the Credit Agreement dated as of June 7, 1995 among the Company, the Bank and the other banking institutions party thereto (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof.

               In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

               The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

               This Note shall be construed in accordance with and be governed by the law of the State of Ohio.

                                   AMCAST INDUSTRIAL CORPORATION


                                   By:  _______________________________

                                   Title:  ______________________________

                                      NOTE
                                      ----

$9,000,000                                                     Cincinnati, Ohio
                                                               June 7, 1995



               FOR VALUE RECEIVED, AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay to the order of NBD BANK (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of STAR BANK, NATIONAL ASSOCIATION (the "Agent") located at 425 Walnut Street, Cincinnati, Ohio 45201 (i) the principal amount of each Loan made by the Bank pursuant to, and as defined in the Agreement referred to below on the last day of the Interest Period (as defined in the Agreement) applicable thereto and (ii) on March 31, 1998 the principal sum of NINE MILLION dollars ($9,000,000) or, if less, the unpaid principal amount of all Loans made by the Bank pursuant to the Agreement.

               The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

               This Note is one of the Notes referred to in the Credit Agreement dated as of June 7, 1995 among the Company, the Bank and the other banking institutions party thereto (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof.

               In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

               The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

               This Note shall be constructed in accordance with and be governed by the law of the State of Ohio.

                                        AMCAST INDUSTRIAL CORPORATION


                                        By:  _______________________________

                                        Title:  ______________________________

                                      NOTE
                                      ----

$14,000,000                                                     Cincinnati, Ohio
                                                                June 7, 1995



               FOR VALUE RECEIVED, AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay to the order of SOCIETY NATIONAL BANK (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of STAR BANK, NATIONAL ASSOCIATION (the "Agent") located at 425 Walnut Street, Cincinnati, Ohio 45201 (i) the principal amount of each Loan made by the Bank pursuant to, and as defined in the Agreement referred to below on the last day of the Interest Period (as defined in the Agreement) applicable thereto and (ii) on March 31, 1998 the principal sum of FOURTEEN MILLION dollars ($14,000,000) or, if less, the unpaid principal amount of all Loans made by the Bank pursuant to the Agreement.

               The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

               This Note is one of the Notes referred to in the Credit Agreement dated as of June 7, 1995 among the Company, the Bank and the other banking institutions party thereto (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof.

               In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

               The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

               This Note shall be constructed in accordance with and be governed by the law of the State of Ohio.

                                        AMCAST INDUSTRIAL CORPORATION


                                        By:  _______________________________

                                        Title:  ______________________________

                         AMCAST INDUSTRIAL CORPORATION

                             OFFICER'S CERTIFICATE
                               SECTION 5.01(C) OF
                                CREDIT AGREEMENT


         This certificate is delivered pursuant to Section 5.01(c) of the Credit Agreement, dated June 7, 1995 (the "Agreement"), among Amcast Industrial Corporation (the "Company") and Star Bank, National Association acting individually and as agent, Bank One, Dayton, NA, The First National Bank of Chicago, NBD Bank, and Society National Bank (the "Banks").

         The undersigned officer of Company does hereby certify that he is an officer of Company and that he is duly authorized to execute this Certificate on behalf of Company and further certifies as follows:

         Each of the representations, warranties and agreements of the Company set forth in the Agreement is true and correct as of the date hereof with the same effect as though made on and (except to the extent that any such representation or warranty relates to a particular date) as of the date hereof and no Default or Event of Default has occurred and is continuing under the Agreement.

         WITNESS the due execution hereof this 6th day of June, 1995.

                                            AMCAST INDUSTRIAL CORPORATION



                                            By:  _______________________________
                                                   John H. Shuey
                                                   President and Chief
                                                   Executive Officer



         I hereby certify that John H. Shuey is the duly elected President and Chief Executive Officer of AMCAST INDUSTRIAL CORPORATION and that the signature appearing immediately above is his own true signature.


                                            By:  _______________________________
                                                   Denis G. Daly
                                                   Secretary

                                                             EXHIBIT A2
                                                             SEE SECTION 2.05(C)


                                   TERM NOTE
                                   ---------

$_______________                                           Cincinnati, Ohio
                                                           ___________, 1995


         FOR VALUE RECEIVED, AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay to the order of _________________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of STAR BANK, NATIONAL ASSOCIATION (the "Agent") located at 425 Walnut Street, Cincinnati, Ohio, 45201, by the dates prescribed in Section 2.13 of the Agreement (or such earlier date as this Term Note may expire, by acceleration or otherwise, pursuant to the terms and conditions of the Agreement), the principal sum(s) corresponding with such dates as described in Section 2.13 of the Agreement. Subject to Section 2.13 of the Agreement referred to below, this term Note shall have as its final maturity April 1, 2000.

         The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

         This Term Note is one of the Term Notes referred to in the Amended and Restated Credit Agreement dated as of June 7, 1995 among the Company, the Bank and the other financial institutions party thereto (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Term Note may be declared due and payable in the manner and with the effect provided in the Agreement.

         The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Term Note.

         This Note shall be construed in accordance with and be governed by the law of the State of Ohio.

                                      AMCAST INDUSTRIAL CORPORATION



                                      By:  _______________________________

                                      Title:  ______________________________